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                                                                     EXHIBIT 4.1


THESE SECURITIES MAY NOT BE PUBLICLY OFFERED OR SOLD UNLESS AT THE TIME OF SUCH OFFER OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933 FORMING A PART OF A REGISTRATIOCustomer ServiceFinancial Printing GroupTHESE SECURITIES MAY NOT BE PUBLICLY OFFERED OR SOLD UNLESS AT THE TIME OF SUCH OFFER OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE SECURITIES ACT OF 1933 FORMING A PART OF A REGISTRATION STATEMENT, OR POST-EFFECTIVE AMENDMENT THERETO, WHICH IS EFFECTIVE UNDER SAID ACT, UNLESS IN THE OPINION OF COUNSEL TO THE COMPANY SUCH OFFER AND SALE IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF SAID ACT.


                                    WARRANT

                  For the Purchase of Shares of Common Stock
                                      of
                         ONE VOICE TECHNOLOGIES, INC.

                       Void After 5 P.M. January 5, 2001

No. 1

Warrant to Purchase One Hundred Fifty-Six Thousand Two Hundred Fifty (156,250) Shares of common stock, $0.001 par value per share ("Common Stock") of One Voice Technologies, Inc., a Nevada corporation (the "Company").

     THIS IS TO CERTIFY, that, for value received, VERITAS SG INVESTMENTS (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, on or after January 5, 2000 and at any time prior to 5 P.M., San Diego, California Time ("PST"), on January 5, 2001, but not thereafter, to purchase such number of shares of Common Stock (the "Shares") of the Company, from the Company as is set forth above and upon payment to the Company of $8.00 per Share (the "Purchase Price"), if and to the extent this Warrant is exercised, in whole or in part, during the period this Warrant remains in force, subject in all cases to adjustment as provided in Section 2 hereof, and to receive a certificate or certificates representing the Shares so purchased, upon presentation and surrender to the Company of this Warrant, with the form of subscription attached hereto, including changes thereto reasonably requested by the Company, duly executed, and accompanied by payment of the Purchase Price of each Share.

SECTION 1.
                             Terms of this Warrant

    1.1 Time of Exercise. Subject to the provisions of Sections 1.4 and 3.1 hereof, this Warrant may be exercised at any time and from time to time after 9:00 A.M., San Diego, California Time, on January 5, 2000 (the "Exercise Commencement Date"), but no later than 5:00 P.M., San Diego, California Time, January 5, 2001 (the "Expiration Time") at which it shall become null and void, and all rights hereunder shall thereupon cease.
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    1.2  Manner of Exercise.

         1.2.1 The Holder of this Warrant may exercise this Warrant, in whole or in part, upon surrender of this Warrant with the form of subscription attached hereto duly executed, to the Company at its corporate office in San Diego, California, together with the full Purchase Price for each Share to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States dollars to the order of the Company, and upon compliance with and subject to the conditions set forth herein.

         1.2.2 Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such certificates to the Holder or its nominee.

         1.2.3 In case the Holder shall exercise this Warrant with respect to less than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

         1.3 Holder as Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         1.4 Transfer and Assignment. This Warrant may not be sold, hypothecated, assigned, transferred or otherwise disposed of, without the prior written consent of the Company.

         1.5 Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

             (1) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash,

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or a cash dividend or distribution payable otherwise than out of current or retained earnings; as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

             (2) the Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

             (3) there shall be proposed any capital reorganization or reclassification of the Common Stock, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another entity; or

             (4) there shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than ten (10) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken to determine the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Purchase Price and the kind and amount of the Shares and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate). Without limiting the obligation of the Company to provide notice to the holder of actions hereunder, it is agreed that failure of the Company to give notice shall not invalidate such action of the Company.

    1.6 Lost Certificates. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such reasonable terms as to indemnity or otherwise as it may impose (which shall, in the

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case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant, which shall thereupon become void. Any such new Warrant shall constitute an additional contractual obligation of the Company, whether or not the Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

    1.7  Covenants of the Company.  The Company covenants and agrees as follows:

         1.7.1 At all times it shall reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

         1.7.2 The Company covenants that all Shares when issued upon the exercise of this Warrant will be validly issued, fully paid and non-assessable.

                                  SECTION 1.
                         Adjustment of Purchase Price
                and Number of Shares Purchasable upon Exercise

    1.8 Stock Splits. If the Company at any time or from time to time after the issuance date of this Warrant effects a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the issuance date of this Warrant combines the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 2.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

    1.9 Dividends and Distributions. In the event the Company at any time, or from time to time after the issuance date of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to

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

the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this subsection 2.2 as of the time of actual payment of such dividends or distributions.

    1.10 Recapitalization or Reclassification. If the Shares issuable upon the exercise of the Warrant are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 2, then and in any such event each holder of Warrants shall have the right thereafter to exercise such Warrant as to the kind and amount of stock and/or other securities and property receivable upon such reclassification or other change, by the holder of the number of shares of Shares as to which such Warrant might have been exercised immediately prior to such reclassification or exchange, all subject to further adjustment as provided herein.

    1.11 Sale of the Company. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 2 or a merger or consolidation of the Company with or into another Company, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Warrants shall thereafter be entitled to receive upon exercise of the Warrants, the number of shares of stock or other securities or property of the Company, or of the successor Company resulting from such merger or consolidation or sale, to which a holder of Shares deliverable upon exercise would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 with respect to the rights of the holders of the Warrants after the reorganization, merger, consolidation or sale to the end that the provisions of this Section (including adjustment of the Purchase Price then in effect and number of shares purchasable upon exercise of the Warrants) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

    1.12 Observance of Duties. The Company will not, by amendment of its Articles of Incorporation or through any reorganization,

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

transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Exercise Rights of the holders of the Warrants against dilution or other impairment.


                                  SECTION 2.
                 Registration Under the Securities Act of 1933

    1.13 Registration and Legends. This Warrant and the Shares issuable upon exercise of this Warrant have not been registered under the Securities Act of 1933, as amended ("the Act"). Upon exercise, in part or in whole, of this Warrant, the certificates representing the Shares shall bear the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 ("ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE OFFERED AND SOLD UNLESS REGISTERED AND/OR QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES OR BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION APPLICABLE. THEREFORE, NO SALE OR TRANSFER OF THIS SECURITY SHALL BE MADE, NO ATTEMPTED SALE OR TRANSFER SHALL BE VALID, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE ANY EFFECT TO ANY SUCH TRANSACTION UNLESS (A) SUCH TRANSACTION SHALL HAVE BEEN DULY REGISTERED UNDER THE ACT AND QUALIFIED OR APPROVED UNDER APPROPRIATE STATE OR BLUE SKY LAWS, OR (B) THE ISSUER SHALL HAVE FIRST RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION, QUALIFICATION OR APPROVAL IS NOT REQUIRED.



                                  SECTION 3.
                                 Other Matters

    1.14 Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

    1.15 Notices. Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail,

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

return receipt requested, postage prepaid, or facsimile and addressed, until another address is designated in writing by the Company, as follows:

                         One Voice Technologies, Inc.
                        6333 Greenwich Drive, Suite 240
                          San Diego, California 92122

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at his last known address as it shall appear on the books of the Company.

    1.16 Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of California, without regard to conflicts of law principles.

    1.17 Parties Bound and Benefitted. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

    1.18 Headings. The Section headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

                 [Remainder of page intentionally left blank.]

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

     IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the ___ day of January, 2000.

                              ONE VOICE TECHNOLOGIES, INC.


                              By:   /s/ Dean Weber
                                  ----------------------------
                                  Dean Weber, President

                         ONE VOICE TECHNOLOGIES, INC.
                        6333 Greenwich Drive, Suite 240
                          San Diego, California 92122

              Subscription Agreement for the Exercise of Warrants

          The undersigned hereby irrevocably subscribes for the purchase of _____________ Shares pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering such Shares which should be delivered to the undersigned at the address stated below, and, if said number of Shares shall not be all of the Shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining Shares purchasable hereunder be delivered to the undersigned at the address stated below.

          The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any Shares unless either (a) a registration statement, or post-effective amendment thereto, covering the Shares has been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, and all applicable state securities laws have been complied with, or (b) counsel to One Voice Technologies, Inc. satisfactory to the undersigned has rendered an opinion in writing and addressed to One Voice Technologies, Inc. that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) One Voice Technologies, Inc. may notify the transfer agent for the Shares that the certificates for the Shares acquired by the undersigned are not to be transferred unless the transfer agent receives advice from One Voice Technologies, Inc. that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) One Voice Technologies, Inc. may affix the legend set forth in Section 3.1 of this Warrant to the certificates for the Shares hereby subscribed for, if such legend is applicable.

Dated: ___________________________  Signed: ________________________________

Signature guaranteed:               Address: _______________________________

__________________________________       ___________________________________

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